                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Jeffrey Langdon (the "Executive") and Pinnacle Holdings Inc., a Delaware
corporation (the "Company") on February 26, 2003.

                  WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein.

                  NOW, THEREFORE, in consideration of the mutual agreements
hereinafter set forth, the Executive and the Company hereby agree as follows:

                  Section 1. EMPLOYMENT. The Company does hereby employ the
Executive and the Executive does hereby accept employment as Vice President of
Sales, ("Vice President") of the Company. The Executive shall have all the duties, responsibilities and authority normally performed by a Vice President and shall render services consistent with such position on the terms set forth herein and shall report to Scot Lloyd, Executive Vice President, Sales,
Marketing and Operations of the Company (or to such other officer of the Company as the President, Chief Executive Officer or Board of Directors of the Company
(the "BOARD") may, from time to time, determine. The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries, subject to periods of paid leave time to which he is entitled, and shall not engage in activities that substantially interfere with such performance. The Executive agrees to permanently relocate to the Sarasota area within six months of accepting employment. Furthermore, the Executive agrees to spend a minimum of two weeks of each month in the Sarasota office while waiting to permanently relocate to the Sarasota area.

                  Section 2. EMPLOYMENT-AT-WILL; TERM OF AGREEMENT. The
Executive understands and agrees (i) that he is an employee-at-will, (ii) that this Agreement does not constitute, for any reason, a guaranty or promise of continued employment with the Company (with the "Company" understood, for purposes of this Section 2, to include any subsidiary of the Company and any successor in interest to the Company or to any such subsidiary), (iii) that the commencement of his employment with the Company does not constitute, for any reason, a guaranty or promise of continued employment with the Company and (iv)
that the continuation of his employment with the Company for any period of time does not constitute, for any reason, a guaranty or promise of continued
employment with the Company. The Executive acknowledges that this Agreement has no term, and that the Company may terminate the Executive's employment with the
Company at any time, with or without cause, subject to the Company's obligations set forth in Section 5 below relating to the payment of severance. The obligations under this Agreement shall commence no later than March 10, 2003
(the "COMMENCEMENT DATE"), which shall be considered the Executive's first day of employment with the Company.

                  Section 3. LOCATION. In connection with the Executive's
employment by the Company, the Executive shall be based at the Company's offices located in Sarasota, Florida, except for required travel for the Company's business.

                  (a) BASE SALARY. Effective as of the Commencement Date, for
all services rendered by the Executive hereunder, the Company shall pay the
Executive a base Salary ("BASE SALARY") at an initial rate of $115,000 per year, payable on a semi-monthly basis, less all applicable holdings and deductions required under applicable law.

                  (b) BONUS. The Executive shall have the opportunity to earn a bonus that is yet to be determined.

                  (c) STOCK OPTIONS. Executive shall be granted an option (the
"OPTION") to purchase an aggregate of 45,556 shares of common stock of the
Company (the "SHARES"), with one half of the Shares underlying the Option (i.e.
22,778) having an Exercise Price per Share of $10 (the "$10 SHARES") and one
half of the Shares underlying the Option (i.e. 22,778) having an Exercise Price of $20 (the "$20 SHARES"). The Option shall become vested and exercisable over a three-year period with thirty percent (30%) of the $10 Shares and thirty percent
(30%) of the $20 Shares vesting on the 1st anniversary of the Commencement
Dates, thirty percent (30%) of the $10 Shares and thirty percent (30%) of the
$20 Shares vesting on the 2nd anniversary of the Commencement Date, and forty percent (40%) of the $10 Shares and forty percent (40%) of the $20 Shares vesting on the 2nd anniversary of the Commencement Date. The Option shall be governed by the terms of the option agreement (and any related agreements that may be entered into in connection with any exercise of the option) to be entered into by and between the Executive and the Company, a copy of which is attached as Annex A hereto.

                  (d) FRINGE BENEFITS. The Executive shall be entitled to
participate in each fringe, welfare and pension benefit and incentive program adopted from time to time by the Company for the benefit of, and which generally apply to, its employees from time to time, including medical and dental plans, disability insurance, 401(k) plans or other retirement benefits provided to employees generally.

                  Section 4. SEVERANCE. Upon termination by the Company of the
Executive's employment with the Company for any reason other than for "CAUSE"
(as defined below), then (i) the Executive shall be entitled to receive payment of any accrued and owing Base Salary for the applicable period and (ii) a lump sum payment equal to four months Base Salary at its then current rate. "CAUSE"
shall mean: (i) the Executive's willful breach or habitual neglect of the
Executive's obligations under this Agreement; (ii) the Executive's willful failure or refusal to comply wish lawful directives of the Company's Board of
Directors; (iii) the Executive's conviction of a felony or other crime involving moral turpitude; (iv) fraud or embezzlement involving assets of the Company or other material misappropriation of the Company's assets or funds; or (v) the
Executive's breach of any of the representations, warranties and covenants contained in this Agree-

ment or a final order from a court of competent jurisdiction precluding the
Executive from performing his duties hereunder pursuant to Section 7(b) of this
Agreement.

                  Section 5. CONFIDENTIALITY; NON-SOLICITATION.

                  (a) CONFIDENTIALITY. "CONFIDENTIAL INFORMATION" shall mean non-public information about the Company and its parents, subsidiaries or affiliates, and their respective clients and customers that is not disclosed by the Company or its parents, subsidiaries or affiliates for financial reporting purposes and that was learned by the Executive in the course of his employment with the Company, including, without limitation, any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information.

                         (i) The Executive acknowledges that in his employment
                    with the Company, he will occupy a position of trust and
                    confidence. The Executive shall not, except as may be
                    required to perform his duties hereunder or as required by applicable law, without limitation in time or until such
                    information shall have become public other than by the
                    Executive's unauthorized disclosures, disclose to others or use, whether directly or Indirectly, any Confidential
                    Information.

                         (ii) The Executive acknowledges that ail Confidential
                    Information is specialized, unique in nature and of great
                    value to the Company and its parents, subsidiaries or
                    affiliates, and that such Confidential Information gives the
                    Company and its parents, subsidiaries or affiliates a
                    competitive advantage. The Executive agrees to deliver or
                    return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as
                    soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by or on behalf of or for the benefit of the Company and its
                    parents, subsidiaries or affiliates or prepared by the
                    Executive during the term of his employment by the Company, but excluding documents relating to the Executive's own
                    compensation and benefits.

                  (b) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the
Executive's employment with the Company and during the one (1) year period commencing on the date of termination of the Executive's employment with the
Company, whether such termination is by the Company, with or without cause, or by the Executive, for any reason, (the "DATE OF TERMINATION"), the Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its parents, subsidiaries or affiliates to divert their business to any business, individual, partner, firm, corporation or other entity that is then a direct competitor of the Company or its parents, subsidiaries or affiliates (each such competitor, a "COMPETITOR OF THE
COMPANY").

                  (c) NON-SOLICITATION OF EMPLOYEES.

                         (i) The Executive recognizes that he will possess
                    confidential information about other employees of the
                    Company and its parents, subsidiaries or affiliates relating to their education, experience, skills, abilities,
                    compensation and benefits, and interpersonal relationships with customers of the Company and its subsidiaries or other affiliates.

                         (ii) The Executive recognizes that the information he
                    will possess about these other employees is not generally
                    known, is of substantial value to the Company and its
                    subsidiaries in developing their business and in securing
                    and retaining customers, and wilt be acquired by him because of his position with the Company.

                         (iii) The Executive agrees that, during the Executive's
                    employment with the Company and during the one (1) year
                    period commencing on the Date of Termination he will not,
                    directly or Indirectly, solicit or recruit any employee of the Company or its parents subsidiaries or affiliates for
                    the purpose of being employed by him or by any Competitor of the company on whose behalf he is acting as an agent,
                    representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company and its parents, subsidiaries or
                    affiliates to any other person.

                  (d) SURVIVAL OF PROVISIONS. The obligations contained in this
Section shall survive the termination or expiration of the Executive's employment or this Agreement with the Company to the extent necessary for their enforcement and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in the Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of the state, it is the intention of the Parties chat such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of the state.

                  Section 6. NO VIOLATION OF THIRD-PARTY RIGHTS.

                  (a) The Executive hereby represents, warrants and covenants to the Company that the Executive:

                         (i) is not a party to any agreements with third parties
                    that prevent him from fulfilling the terms of employment and the obligations of this Agreement or which would be breached as a result of his execution of this Agreement; and

                         (ii) is in compliance with any and all valid
                    obligations which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be.

                  (b) If the Executive is in breach of any of the foregoing
representations, warranties and covenants or a court of competent jurisdiction issues a final order (not including a temporary restraining order or other order subject to interlocutory appeal) precluding the Executive from performing his duties hereunder, the Company shall be entitled to terminate this Agreement for
Cause.

                  Section 7. RELOCATION EXPENSES. The Company shall provide the
Executive with a relocation allowance of forty thousand dollars ($40,000 gross)
to be used for expenses incurred as a result of relocating, payable within thirty (30) days after permanent relocation from Leawood, Kansas, to the
Sarasota, Florida area. Costs may include any costs associated with travel, or otherwise incurred as a result of assuming employment with the Company. In addition, the Executive will receive up to six months of temporary housing not to exceed $1,500 per month. In the event that the Executive's employment is terminated, by the Company or by the Executive, at any time prior to upon relocation for any reason other than termination by the Company for any reason other than Cause, then the Executive shall be obligated to repay to the Company such $40,000. If you voluntarily terminate your employment for any reason except by death or disability within a twelve month period from date of employment, you will reimburse the Company at the rate of one-twelfth (1/12) of the total employment incentive contemplated above for each month that you are not employed during the twelve month period.

                  Section 8. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

                  Section 9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand, facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon delivery or three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

                  (a) If to the Company

                      Pinnacle Holdings Inc.
                      301 North Cattlemen Road, Suite 300
                      Sarasota, FL 34232
                      Facsimile: (941) 308-0310
                      Attn: Human Resources

                      if to the Executive:

                      Mr. Jeffrey Langdon
                      15312 Howe St.
                      Leanwood, KS 66224

Either party may change such party's address for notices by notice duly given pursuant hereto.

                  Section 10. DISPUTE RESOLUTION; ATTORNEYS' FEES. The parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, or the Executive's employment or termination by the
Company shall be subject to binding arbitration before the American Arbitrator
Association under its National Rules far the Resolution of Employment Disputes.
The Company agrees to pay all costs associated with arbitration, except that the parties shall pay for their own attorneys' fees and costs. The arbitrator shall permit the parties to engage in reasonable discovery measures, including depositions, document production, interrogatories, and any other discovery measures that the arbitrator may order. The arbitrator shall issue a written decision and shall have authority to award any and all damages to which the party would otherwise be entitled to under applicable law. Such decision shat!
be subject to limited review by a court of competent jurisdiction. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court or competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs to the extent not prohibited by law.

                  Section 11. GOVERNING LAW. This Agreement and the legal
relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

                  Section 12. ENTIRE AGREEMENT. This Agreement is complete and embraces the entire understanding of and between the Parties. All prior understandings of or in connection with the subject matter contained herein, either oral or written, having been merged herein or canceled. The Executive acknowledges and agrees that no representations have been made by the Company except those expressly set forth herein.

                  Section 13. WAIVER; MODIFICATION. Failure to insist upon
strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

                  Section 14. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder;
provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall subject to the provisions hereof, be binding upon and inure to the benefit of such successor end such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

                  Section 15. SEVERABILITY. Except as provided in Section 6(d)
hereof, in the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

                  Section 16. HEADINGS: INCONSISTENCY. Section headings in this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency between the terms of this Agreement and any form, plan or policy of the Company, the terms of this Agreement shall control.

                  Section 17. COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts delivered by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duty authorized officer and the Executive has hereunto signed this Agreement on the date first above written.

                                    COMPANY

                                    /s/ Scott Lloyd
                                    ----------------------------------
                                    By: Scott Lloyd
                                    Title: Executive Vice President, Sales,
                                             Marketing and Operations

                                    EXECUTIVE

                                    /s/ Jeffrey Langdon
                                    ----------------------------------
                                    Jeffrey Langdon